Exhibit 31

CERTIFICATION

I, W. Edward Clingman, Jr., certify that:

1.	I have reviewed this quarterly report on Form 10-Q of the Fruit Of The Loom Unsecured Creditors Trust;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, changes in financial condition and cash flows of the UCT as of, and for, the periods presented in this report;

4.	I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the UCT and I have:

a)	designed such disclosure controls and procedures to ensure that material information relating to the UCT is made known to me by others within the entity, particularly during the period in which this report is being prepared;

b)	evaluated the effectiveness of the UCT’s disclosure controls and procedures as of the end of the period covered by this quarterly report (the “Evaluation Date”) and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures based on my evaluation as of the Evaluation Date; and

c)	disclosed in this report any changes in internal controls over financial reporting that occurred during the UCT’s first fiscal quarter that has materially affected, or is reasonably likely to materially affect, the UCT’s internal control over financial reporting.

5.	I have disclosed, based on my most recent evaluation, to the representatives of the UCT Advisory Committee:

a)	all significant deficiencies in the design or operation of internal controls which could adversely affect the UCT’s ability to record, process, summarize and report financial data; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the UCT’s internal controls.

Date: March 14, 2005	By:	Clingman & Hanger Management Associates, LLC
as Trust Administrator of the Fruit Of The Loom Unsecured Creditors Trust /s/ W. Edward Clingman, Jr.
W. Edward Clingman, Jr.
Principal

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